Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-280173, 333-268784 and 333-274277), on Form S-3 (No. 333-275559) and on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (No. 333-272401) of our report dated March 31, 2025 relating to the financial statements of Dragonfly Energy Holdings Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum llp

New York, NY

March 31, 2025